Exhibit 99.4

For Immediate Release

NEWTEK BUSINESS SERVICES HIRES WILLIAM BAYER AS PRESIDENT OF

NEWTEK INSURANCE AGENCY

New York, N.Y. – July 27 , 2007 – Newtek Business Services, Inc. (NASDAQ:NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market under the Newtek™ brand, today announced that its subsidiary, Newtek Insurance Agency, has hired William Bayer as its new President .

Mr. Bayer joins Newtek from the 25th largest independently owned insurance agency in the United States, Glatfelter Insurance Group. Mr. Bayer served as the Vice President of Sales and Marketing for Glatfelter, where his responsibilities included; Retail Sales Marketing, Employee Benefits Division, Financial Services Division, Glatfelter Wholesale Insurance Services, and Susquehanna Agents Alliance.

Mr. Bayer is a graduate of Virginia Tech and has a degree in Marketing Education. Mr. Bayer has worked the insurance industry since 1981 and has had a management role since 1982. His experience includes Vice President and National Property and Causality Manager – Key Bank in Cleveland, Ohio, various positions at American Automobile Association and running insurance and travel operations as District Manager for Prudential.

Barry Sloane CEO and Chairman of the Board said “We are thrilled to have added William Bayer to our Senior insurance management team of David Towner and Pamela Gay. William has the in depth knowledge of running a large scale insurance agency from all sides (retail, wholesale, commercial, personal, health, benefits, and life) that we need to become the major factor in the insurance business that we will become. William will be based in our District of Columbia headquarters office.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the NewtekTM brand. According to the U.S. Small Business Administration there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 78,000 business accounts with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll: Payroll management processing and employee tax filing

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management's current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com